As filed with the Securities and Exchange Commission on March 10, 2016

Registration No. 333-189180

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________________

bear state financial, inc.

(Exact name of registrant as specified in its charter)

Arkansas	71-0785261
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

900 South Shackleford Rd., Suite 401

Little Rock, Arkansas 72211

(501) 320-4904

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Matt Machen

Senior Executive Vice President and
Chief Financial Officer

900 South Shackleford Rd., Suite 401

Little Rock, Arkansas 72211

(501) 320-4904

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David McDaniel Kutak Rock LLP 124 West Capitol Avenue Suite 2000 Little Rock, Arkansas 72201 (501) 975-3000	Richard N. Massey Bear State Financial Holdings, LLC 900 South Shackleford Suite 215 Little Rock, Arkansas 72211 (501) 320-4862

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Bear State Financial, Inc. (the “Company”) filed a registration statement on Form S-3 (File No. 333-189180) (the “Registration Statement”) on June 7, 2013 registering up to 750,000 shares of the Company’s common stock (as adjusted to give effect to the Company’s 11% stock dividend in December 2014) for resale by Bear State Financial Holdings, LLC. The Securities and Exchange Commission declared the original Registration Statement effective on June 19, 2013.

Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company hereby removes from registration all shares of its common stock registered under the Registration Statement which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on March 10, 2016.

BEAR STATE FINANCIAL, INC.

By:	/s/ Matt Machen
Matt Machen
Senior Executive Vice President and Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.